UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario
(State or other jurisdiction of incorporation or organization)

98-1067994
(I.R.S. Employer Identification Number)

225 Union Blvd., Suite 600
Lakewood, Colorado 80228
(303) 389-4130
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Energy Fuels Resources (USA) Inc.
225 Union Blvd., Suite 600
Lakewood, Colorado 80228
(303) 389-4130
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard Raymer
James Guttman
Dorsey & Whitney LLP
Brookfield Place, 161 Bay Street, Suite 4310
Toronto, Ontario, M5J 2S1, Canada

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling securityholder named herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares, no par value, being offered for resale by a selling securityholder(2)	1,102,840	$3.09	$3,407,776	$424.27

Total	1,102,840	$3.09	$3,407,776	$424.27

(1)

Estimated in accordance with Rule 457(c) of the United States Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s common shares on the NYSE American LLC on August 13, 2018.

(2)	Represents 1,102,840 common shares issued by our company pursuant to an asset purchase agreement, dated June 22, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

__________

The information in this prospectus is not complete and may be changed. The securityholder identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion

ENERGY FUELS INC.

1,102,840 Common Shares

This prospectus relates to the resale of up to 1,102,840 common shares (the “Shares”) of Energy Fuels Inc. (the “Company”) that may be offered and sold, from time to time, by the selling securityholder identified in this prospectus. The Shares were issued pursuant to an asset purchase agreement among the Company, its indirect, wholly-owned subsidiary, EFR Services LLC, and the selling securityholder, dated June 22, 2018 (the “Asset Purchase Agreement”).

This transaction is described in this prospectus under “Selling Securityholder”.

All of the proceeds from the sale of the Shares covered by this prospectus will be received by the selling securityholder. We will not receive any of the proceeds from the sale of those shares.

Our common shares are traded on the NYSE American under the symbol “UUUU” and on the Toronto Stock Exchange under the symbol “EFR”. On August 15, 2018, the last reported sales price for our common shares on the NYSE American was $3.29 per share.

See “Risk Factors” beginning on page 4 of this prospectus for factors you should consider before buying the Company’s common shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2018.
__________

You should rely only on the information contained in or incorporated by reference into this prospectus and any related prospectus supplement. We have not authorized anyone to give you information different from that contained in this prospectus, any related prospectus supplement or such incorporated documents. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Incorporation of Certain Information by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, “we”, “us”, “our”, “Energy Fuels” or “our company” refers to Energy Fuels Inc. and all of its subsidiaries and affiliated companies. References to the “SEC” refer to the U.S. Securities and Exchange Commission.

__________

OFFERING SUMMARY

The Issuer:	Energy Fuels Inc. Address: 225 Union Blvd., Suite 600, Lakewood, CO 80228 Telephone: (303) 389-4130

The Selling Securityholders:

The selling securityholder (the “Selling Securityholder”) is the holder of Shares which were issued pursuant to the Asset Purchase Agreement. The Selling Securityholder is named in this prospectus under “Selling Securityholder”.

Shares Offered by the Selling Security holder:	The Selling Securityholder is offering up to an aggregate of 1,102,840 common shares of the Company comprised of 1,102,840 Shares issued by the Company pursuant to the Asset Purchase Agreement.

Offering Price:

The Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time, either directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold on the NYSE American, any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Use of Proceeds:

We will not receive any of the proceeds from the sale of 1,102,840 previously-issued Shares by the Selling Securityholders. We will, however, incur all costs associated with this registration statement and prospectus.

Market for our Common Stock:

Our common shares are listed for trading on the NYSE American under the symbol “UUUU” and on the Toronto Stock Exchange under the symbol “EFR”. On August 13, 2018 the high and low prices for our common share on the NYSE American were $3.17 and $3.00, respectively; and the closing price for our common share on the NYSE American on that date was $3.06.

Outstanding Common Shares:	There were 89,141,586 common shares of the Company outstanding as of August 15, 2018.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

__________

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider and evaluate the risk factors included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q that we file with the SEC, which are incorporated herein by reference, together with the risk factors and other information contained in or incorporated by reference into any prospectus supplement, before making an investment decision. The occurrence of any of these risks and uncertainties could harm our business, financial condition, results of operations or growth prospects. As a result, the trading price of our common shares could decline, and you could lose all or part of your investment.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent prospectus supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in an offering in a subsequent prospectus supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional common shares or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent prospectus supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our common shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our common shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their stock holdings in us.

Future sales by our shareholders may adversely affect our share price and our ability to raise funds in new share offerings.

Sales of our common shares in the public market following any prospective offering could lower the market price of our common shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable.

The price of our common shares is subject to volatility and you could lose all or part of your investment as a result.

There is no guarantee that our common shares will appreciate in value or maintain the price at which our shareholders have purchased their shares. Securities of mining companies have experienced substantial volatility and downward pressure in the recent past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic conditions in North America and globally, and market perceptions of the attractiveness of particular industries. The price of our common shares is also likely to be significantly affected by short-term changes in uranium, vanadium and copper prices, changes in industry forecasts of uranium, vanadium and copper prices, other mineral prices including oil and natural gas, currency exchange fluctuation, or in our financial condition or results of operations as reflected in our periodic earnings reports. Other factors unrelated to our performance that may have an effect on the price of our securities include the following: the extent of research coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of our securities; the size of our public float and the exclusion from market indices may limit the ability of some institutions to invest in our securities; and a substantial decline in the price of our securities that persists for a significant period of time could cause our securities to be delisted from an exchange, further reducing market liquidity. Our exclusion from certain market indices may reduce market liquidity or the price of our securities. If an active market for our securities does not continue, the liquidity of an investor’s investment may be limited and the price of our securities may decline. If an active market does not exist, investors may lose their entire investment. As a result of any of these factors, the market price of our securities at any given point in time may not accurately reflect our long-term value. Securities class-action litigation often has been brought against companies in periods of volatility in the market price of their securities, and following major corporate transactions or mergers and acquisitions. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto, including the documents that are and will be incorporated by reference into this prospectus, contain “forward-looking statements” within the meaning of applicable U.S. and Canadian securities laws. Such forward-looking statements concern the Company’s anticipated results and progress of the Company’s operations in future periods, planned exploration, and, if warranted, development of its properties, plans related to its business, and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, schedules, assumptions, future events, or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Energy Fuels believes that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into, this prospectus should not be unduly relied upon. This information speaks only as of the date of this prospectus.

Readers are cautioned that it would be unreasonable to rely on any such forward-looking statements and information as creating any legal rights, and that the statements and information are not guarantees and may involve known and unknown risks and uncertainties, and that actual results are likely to differ (and may differ materially) and objectives and strategies may differ or change from those expressed or implied in the forward-looking statements or information as a result of various factors. Such risks and uncertainties include risks generally encountered in the exploration, development, operation, and closure of mineral properties and processing facilities. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks associated with mineral reserve and resource estimates, including the risk of errors in assumptions or methodologies;
•

risks associated with estimating mineral extraction and recovery, forecasting future price levels necessary to support mineral extraction and recovery, and the Company’s ability to increase mineral extraction and recovery in response to any increases in commodity prices or other market conditions;

•	uncertainties and liabilities inherent to conventional mineral extraction and recovery and/or in-situ uranium recovery operations;
•	geological, technical and processing problems, including unanticipated metallurgical difficulties, less than expected recoveries, ground control problems, process upsets, and equipment malfunctions;
•	risks associated with the depletion of existing mineral resources through mining or extraction, without replacement with comparable resources;
•	risks associated with identifying and obtaining adequate quantities of alternate feed materials and other feed sources required for operation of the White Mesa Mill in Utah;
•	risks associated with labor costs, labor disturbances, and unavailability of skilled labor;
•	risks associated with the availability and/or fluctuations in the costs of raw materials and consumables used in the Company’s production processes;
•

risks associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation, and delays in obtaining permits and licenses that could impact expected mineral extraction and recovery levels and costs;

•	actions taken by regulatory authorities with respect to mineral extraction and recovery activities;
•	risks associated with the Company’s dependence on third parties in the provision of transportation and other critical services;

•	risks associated with the ability of the Company to extend or renew land tenure, including mineral leases and surface use agreements, on favorable terms or at all;
•	risks associated with the ability of the Company to negotiate access rights on certain properties on favorable terms or at all;
•	the adequacy of the Company’s insurance coverage;
•	uncertainty as to reclamation and decommissioning liabilities;
•	the ability of the Company’s bonding companies to require increases in the collateral required to secure reclamation obligations;
•	the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending the outcome of such litigation and proceedings;
•	the ability of the Company to meet its obligations to its creditors;
•	risks associated with paying off indebtedness at its maturity;
•	risks associated with the Company’s relationships with its business and joint venture partners;
•	failure to obtain industry partner, government, and other third party consents and approvals, when required;
•	competition for, among other things, capital, mineral properties, and skilled personnel;
•	failure to complete proposed acquisitions and incorrect assessments of the value of completed acquisitions;
•	risks posed by fluctuations in share price levels, exchange rates and interest rates, and general economic conditions;
•	risks inherent in the Company’s and industry analysts’ forecasts or predictions of future uranium, vanadium and copper price levels;
•	fluctuations in the market prices of uranium, vanadium and copper, which are cyclical and subject to substantial price fluctuations;
•

risks associated with the Company’s existing long-term sales contracts expiring following the Company’s 2018 deliveries, and all uranium sales after 2018 being required to be made at spot prices, unless the Company is able to enter into new long-term contracts at satisfactory prices in the future;

•	failure to obtain suitable uranium sales terms at satisfactory prices in the future, including spot and term sale contracts;
•	risks associated with asset impairment as a result of market conditions;
•	risks associated with lack of access to markets and the ability to access capital;
•	the market price of Energy Fuels’ securities;
•	public resistance to nuclear energy or uranium extraction and recovery;
•

risks associated with inaccurate or nonobjective media coverage of the Company’s activities and the impact such coverage may have on the public, the market for the Company’s securities, government relations, permitting activities and legal challenges, as well as the costs to the Company of responding to such coverage;

•	uranium industry competition, international trade restrictions and the impacts on world commodity prices of foreign state subsidized production;
•

risks associated with the Company’s involvement in industry petitions for trade remedies, including the costs of pursuing such remedies and the potential for negative responses or repercussions from various interest groups, consumers of uranium and participants in other phases of the nuclear fuel cycle;

•

risks related to higher than expected costs related to our Nichols Ranch Uranium Recovery Facility in Wyoming and our uranium project located south of Grand Canyon National Park in Arizona (the “Canyon Project”);

•	risks related to our ability to recover copper from our Canyon Project ores;
•	risks related to securities regulations;
•	risks related to stock price and volume volatility;
•	risks related to our ability to maintain our listing on the NYSE American and Toronto Stock Exchanges;
•	risks related to our ability to maintain our inclusion in various stock indices;
•	risks related to dilution of currently outstanding shares, from additional share issuances, depletion of assets or otherwise;
•	risks related to our lack of dividends;
•	risks related to recent market events;
•	risks related to our issuance of additional common shares under our At-the-Market program or otherwise to provide adequate liquidity in depressed commodity market circumstances;
•	risks related to acquisition and integration issues;
•	risks related to defects in title to our mineral properties;

•	risks related to our outstanding debt; and
•	risks related to our securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings: Item 1. Description of the Business; Item 1A. Risk Factors; and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our most recent Annual Report on Form 10-K filed with the SEC. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Statements relating to “Mineral Reserves” or “Mineral Resources” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the Mineral Reserves and Mineral Resources described may be profitably extracted in the future.

We qualify all the forward-looking statements contained in this Prospectus and in the documents incorporated by reference into this Prospectus by the foregoing cautionary statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES

The Company is a U.S. Domestic Issuer for SEC purposes, most of its shareholders are U.S. residents and its primary trading market is the NYSE American. However, because the Company is also listed on the Toronto Stock Exchange ("TSX"), this Prospectus contains or incorporates by reference certain disclosure that satisfies the additional requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Prospectus, and in the documents incorporated by reference herein, have been prepared in accordance with Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators (the “CSA”) which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (the “SEC”). Reserve and resource information contained herein, or incorporated by reference in this Prospectus, and in the documents incorporated by reference herein, may not be comparable to similar information disclosed by companies reporting under only United States standards. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve” under SEC Industry Guide 7. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves; the three-year historical average price, to the extent possible, is used in any reserve or cash flow analysis to designate reserves; and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The SEC’s disclosure standards under Industry Guide 7 normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by United States standards in documents filed with the SEC. United States investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an “Inferred Mineral Resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “Inferred Mineral Resources” may not form the basis of feasibility or pre-feasibility studies. United States investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into mineral reserves. Investors are cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists or is economically or legally mineable.

Disclosure of “contained pounds” or “contained ounces” in a resource estimate is permitted and typical disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as “reserves” under SEC Industry Guide 7 standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with United States standards.

Although the Company's primary trading market is the NYSE American, most of the Company's shareholders are U.S. residents, the Company is a U.S. domestic Issuer for SEC purposes, and the Company is required to report its financial results under U.S. Generally Accepted Accounting Principles ("GAAP"), as a company incorporated in Canada and also listed on the TSX, unless otherwise indicated, in order to comply with both Canadian and U.S. requirements, Energy Fuels estimates and reports our mineral resources and mineral reserves according to the definitions set forth in NI 43-101. All reserves that were reported in the Company’s Form 10-K for the year ended December 31, 2017 were estimated in accordance with the definitions set forth in NI 43-101. The Company does not have any reserves which conform to SEC Industry Guide 7 for reporting in the U.S.

USE OF PROCEEDS

This prospectus relates to the Shares that may be offered and sold from time to time by the Selling Securityholder. We will not receive any of the proceeds resulting from the sale of the Shares by the Selling Securityholder. The Selling Securityholder will receive all of the proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The Selling Securityholder may sell all or a portion of the Shares beneficially owned by it from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold on the NYSE American, any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

SELLING SECURITYHOLDER

The Selling Securityholder, Excalibur Industries, is offering, from time to time, up to an aggregate of 1,102,840 common shares of the Company under this prospectus.

Pursuant to the Asset Purchase Agreement among the Company, EFR Services LLC, a limited liability company formed under the laws of the State of Colorado and an indirect, wholly-owned subsdiary of the Company (“EF Subco”), and Excalibur Industries (“Excalibur”), a corporation incorporated under the laws of the State of Utah, Excalibur sold to EF Subco substantially all of Excalibur’s assets, other than certain excluded assets described in the Asset Purchase Agreement, in exchange for cash and the Shares, as more particularly described in our Form 8-K filed with the SEC on June 28, 2018 and in our Form 8-K filed with the SEC on August 16, 2018.

We agreed to file the registration statement of which this prospectus forms a part with the SEC in accordance with the requirements of the Securities Act in order to register the Shares for resale by the Selling Securityholder.

The securities issued with respect to the Asset Purchase Agreement were issued in reliance upon Section 4(a)(2) under the Securities Act or another applicable exemption from registration based on representations and warranties contained in the Asset Purchase Agreement.

The following table sets forth information as of August 15, 2018 regarding the ownership of the Shares to be sold by the Selling Securityholder.

Information with respect to “Number of shares owned prior to this offering” includes all common shares of the Company held of record by the Selling Securityholder and shares the Selling Securityholder has the right to acquire (for example, upon exercise of an option) within 60 days. The “Number of shares being offered” consists of the 1,102,840 common shares of the Company which may be resold by the Selling Securityholder pursuant to this prospectus.

Information with respect to “Number of shares to be owned upon completion of this offering” assumes the sale of all of the Shares being offered by this prospectus and no other purchases or sales of our common shares by the Selling Securityholder.

Except as described below and to our knowledge, the named Selling Securityholder owns and has sole voting and investment power over all the Shares or rights to these Shares. Except for its ownership of the common shares of the Company described below, the Selling Securityholder did not have and does not have any material relationship with us. The Selling Securityholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the common shares of the Company held by it since the date as of which information is presented below.

The applicable percentages of beneficial ownership are based on an aggregate of 89,141,586 common shares of the Company issued and outstanding on August 15, 2018, adjusted as may be required by rules promulgated by the SEC.

Name of Selling Securityholder	Number of shares owned prior to this offering(1)	Number of shares being offered(2)	Number of shares to be owned upon completion of this offering(3)	Percent owned upon completion of this offering(3)(4)
Excalibur Industries(5)	1,102,840 (6)	1,102,840 (6)	Nil	Nil
Total	1,102,840	1,102,840	Nil	Nil

(1)

Beneficial ownership calculation under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)

The “Number of shares being offered” for the Selling Securityholder consists of the Shares which are being registered pursuant to the registration statement of which this prospectus forms a part, that is, the 1,102,840 common shares issued on August 14, 2018 pursuant to the Asset Purchase Agreement.

(3)	Assumes that the Selling Securityholder sells all of the Shares which are being registered under the registration statement of which this prospectus forms a part.
(4)	Based on 89,141,586 common shares of the Company issued and outstanding as of August 15, 2018.
(5)	Excalibur Industries is a corporation incorporated under the laws of the State of Utah. Mr. Jay Mackie is the President of Excalibur Industries.
(6)	This figure consists of 1,102,840 common shares only.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Securityholder may offer and sell the Shares covered by this prospectus at various times. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold on the NYSE American, any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Manner of Sale

The Shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivative;

5.	privately negotiated transactions; or

6.	in a combination of any of the above methods.

The Selling Securityholder may sell the Shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell the Shares. Brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Securityholder, or, if any such broker-dealer acts as agent for the purchaser of such Shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with the Selling Securityholder to sell a specified number of the Shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the Selling Securityholder, to purchase as principal any of the unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Securityholder. Broker-dealers who acquire the Shares as principal may thereafter resell the Shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the Shares, broker-dealers may pay to commissions or receive from commissions the purchasers of the Shares as described above.

If the Selling Securityholder enters into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Securityholder and any broker-dealers or agents that participate with the Selling Securityholder in the sale of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Contractual Resale Restrictions for Excalibur

Pursuant to the Asset Purchase Agreement, Excalibur agrees that it cannot sell on any given date of sale any of the Shares covered by this prospectus representing more than ten percent (10%) of the trading volume of Energy Fuels’s common shares on the NYSE American.

Sales Pursuant to Rule 144

Any of the Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the Selling Securityholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Shares in the market and to the activities of the Selling Securityholder and its affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, the Selling Securityholder is not permitted to cover short sales by purchasing common shares of the Company while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. Because the Selling Securityholder may be deemed to be “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless the Shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the Shares. The Selling Securityholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company is authorized to issue an unlimited number of common shares without par value, unlimited preferred shares issuable in series, and unlimited Series A preferred shares. The Series A preferred shares are non-redeemable, non-callable, non-voting and with no right to dividends. The preferred shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the Company’s Board of Directors approving their issuance. As of August 15, 2018, Energy Fuels had 89,141,586 common shares issued and outstanding. As of August 15, 2018, Energy Fuels had no Series A preferred shares issued and outstanding. In addition, as of the date of this prospectus, there are share purchase warrants outstanding to acquire an aggregate of 6,683,111 common shares of the Company and convertible debentures outstanding to acquire an aggregate of 5,028,915 common shares of the Company.

Holders of the Company’s common shares are entitled to one vote per common share at all meetings of shareholders. The holders of common shares are also entitled to receive dividends as and when declared by our Board of Directors and to receive a pro rata share of the assets of the Company available for distribution to the holders of common shares in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common shares offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Borden Ladner Gervais LLP, our independent legal counsel, has provided an opinion on the validity of the Shares that are the subject of this prospectus.

EXPERTS

The consolidated financial statements of Energy Fuels Inc. as of December 31, 2017, and for the year ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP (US), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as at December 31, 2016, and for each of the years in the two-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP (Canada), independent registered public accounting firm, also incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 12, 2018;

(b)	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2018, that we filed with the SEC on May 4, 2018;

(c)	our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2018, that we filed with the SEC on August 3, 2018;

(d)

our Current Reports on Form 8-K that we filed with the SEC on January 17, 2018, January 26, 2018, February 16, 2018, March 14, 2018, April 3, 2018, May 3, 2018, June 1, 2018, June 28, 2018, July 18, 2018 and August 16, 2018;

(e)	our definitive proxy statement on Schedule 14A for the annual and special meeting of our shareholders held on May 30, 2018, as filed with the SEC on April 11, 2018; and

(f)	the description of our common shares contained in our registration statement on Form 40-F filed on November 15, 2013, including any amendment or report filed for purposes of updating such description.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to termination of the offering shall be deemed to be incorporated by reference into the prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: Energy Fuels Inc., 225 Union Blvd., Suite 600, Lakewood, CO 80228; telephone number (303) 389-4130.

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

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ENERGY FUELS INC.

1,102,840 Common Shares

PROSPECTUS

August 16, 2018

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC Registration Fee	$424.27

Accounting fees and expenses	$15,000

Legal fees and expenses	$15,000

Miscellaneous	$1,000

Total:	$31,424.27

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Securityholder. The Selling Securityholder, however, will pay any other expenses incurred in selling the Shares, including any brokerage or underwriting discounts or commissions paid by the Selling Securityholder to broker-dealers in connection with the sale of the Shares.

Item 15. Indemnification of Officers and Directors

Under the Business Corporations Act (Ontario), the Company may indemnify a director or officer, a former director or officer or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his conduct was lawful. Further, the Company may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Company or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills conditions (i) and (ii) above. An individual as described above is entitled to indemnification from the Company as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything the individual ought to have done, and he fulfills conditions (i) and (ii) above.

In accordance with the Business Corporation Act (Ontario), the by-laws of the Company provide that the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, provided that (i) (a) the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual’s conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Company which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the by-laws of the Company and the Business Corporation Act (Ontario).

Insofar as indemnification for liabilities arising under the U.S. Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

Item 16. Exhibits

Exhibit
Number	Description of Exhibit

5.1	Opinion of Borden Ladner Gervais LLP, with consent to use, regarding the legality of the securities being registered(1)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, U.S.(1)

23.02	Consent of Roscoe Postle Associates Inc(1)

23.03	Consent of William E. Roscoe(1)

23.04	Consent of Douglas H. Underhill(1)

23.05	Consent of Thomas C. Pool(1)

23.06	Consent of Robert Michaud(1)

23.07	Consent of Stuart E. Collins(1)

23.08	Consent of Mark B. Mathisen(1)

23.09	Consent of Harold R. Roberts(1)

23.10	Consent of David A. Ross(1)

23.11	Consent of Peters Geosciences(1)

23.12	Consent of Douglas C. Peters(1)

23.13	Consent of BRS Inc. (1)

23.14	Consent of Douglas L. Beahm(1)

23.15	Consent of W. Paul Goranson(1)

23.16	Consent of Douglass Graves(1)

23.17	Consent of John H. White, III(1)

23.18	Consent of Don R. Woody(1)

23.19	Consent of Trec, Inc. (1)

23.20	Consent of Woody Enterprises(1)

23.21	Consent of Allan Moran(1)

23.22	Consent of Frank A. Daviess(1)

23.23	Consent of SRK Consulting (U.S.) Inc. (1)

23.24	Consent of Christopher Moreton(1)

23.25	Consent of Valerie Wilson(1)

23.26	Consent of Jeffrey Woods(1)

23.27	Consent of Mark S. Chalmers(1)

23.28	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)

23.29	Consent of KPMG LLP, Independent Registered Public Accountants, Canada(1)

24.1	Powers of Attorney (included on signature page hereto)

(1)	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(ii)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, United States of America on August 16, 2018.

ENERGY FUELS INC.

/s/ Mark S. Chalmers
Name:	Mark S. Chalmers
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ David C. Frydenlund
Name:	David C. Frydenlund
Title:	Chief Financial Officer
(Principal Financial Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Chalmers and David C. Frydenlund as his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Chalmers	President, Chief Executive Officer and Director	August 16, 2018
Mark S. Chalmers

/s/ David C. Frydenlund	Chief Financial Officer	August 16, 2018
David C. Frydenlund	(Principal Financial Officer)

/s/ Matthew Tarnowski	Chief Accounting Officer and Controller	August 16, 2018
Matthew Tarnowski

/s/ Dennis Higgs	Director	August 16, 2018
Dennis Higgs

/s/ J. Birks Bovaird	Director	August 16, 2018
J. Birks Bovaird

/s/ Bruce D. Hansen	Director	August 16, 2018
Bruce D. Hansen

/s/ Benjamin Eshleman	Director	August 16, 2018
Benjamin Eshleman

/s/ Robert Kirkwood	Director	August 16, 2018
Robert Kirkwood

/s/ Paul A. Carroll	Director	August 16, 2018
Paul A. Carroll

/s/ Barbara A. Filas	Director	August 16, 2018
Barbara A. Filas

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